Exhibit 10.2

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of July 20, 2022 (the “Effective Date”), by and between Healthcare Realty Trust Incorporated, a Maryland corporation formerly known as Healthcare Trust of America, Inc. (“Contributor”), and Healthcare Realty Holdings, L.P., a Delaware limited partnership formerly known as Healthcare Trust of America Holdings, LP (“Transferee”).

RECITALS

WHEREAS, Contributor is the legal, record and beneficial owner of 100% of the membership interest (the “Contributed Interest”) in HRTI, LLC, a Maryland limited liability company and successor via conversion of Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”);

WHEREAS, in consideration for Contributor’s contribution, assignment and transfer of the Contributed Interest to Transferee, Transferee desires to issue and deliver common series A partnership units of Transferee in the amount described in Schedule A (the “OP Unit Consideration”) to Contributor;

WHEREAS, Contributor now desires to contribute, assign and transfer the Contributed Interest to Transferee; and

WHEREAS, Transferee desires to acquire and assume the Contributed Interest from Contributor, and issue and deliver to Contributor the OP Unit Consideration, on the terms and conditions hereinafter set forth.

RECITALS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Contribution and Assignment of the Contributed Interest. Contributor hereby contributes, assigns and transfers the Contributed Interest to Transferee, and Transferee hereby accepts transfer of and assumes the Contributed Interest from Contributor, pursuant to the terms and conditions set forth in this Agreement. For the avoidance of doubt, beneficial ownership of the Contributed Interest shall be contributed, assigned and transferred (the “Contribution”) as of 4:31pm ET on the Effective Date.

2. Consideration. In consideration for Contributor’s contribution, assignment and transfer of the Contributed Interest to Transferee, Transferee hereby issues and delivers to Contributor, and Contributor hereby accepts transfer of, the OP Unit Consideration.

3. Admission. Contemporaneously with the assignment described in Section 1 of this Agreement, Transferee shall be admitted to the Company as the sole member of the Company with respect to the Contributed Interest and agrees to be bound by all the terms and conditions of the operating agreement of the Company.

4. Tax Treatment. The parties to this Agreement intend that, for United States federal income tax purposes, the contribution and assignment of the Contributed Interest shall be treated as a tax-deferred contribution under Section 721 of the Internal Revenue Code.

5. Representations. Each party hereto hereby represents and warrants that, with respect to itself, each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement:

a. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by such party of its obligations under this Agreement require no further action or approval of its members, of its board of managers, its board of directors or of any other individuals, entities or governing bodies in order to constitute this Agreement as a binding and enforceable obligation of such party.

b. Neither the entry into nor the performance of, or compliance with, this Agreement by such party has resulted, or will result, in any violation of, or default under, or has resulted, or will result, in the acceleration of, any obligation under any existing articles of incorporation, bylaws, operating agreements, organizational documents, mortgages, indentures, lien agreements, notes, contracts, permits, judgments, decrees, orders, restrictive covenants, statutes, rules or regulations applicable to such party. With regard to the representations and warranties of Contributor only, Contributor has clear title to the Contributed Interest.

c. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of such party.

6. Further Acts and Assurances. Contributor and Transferee each covenant that they will take all necessary action to confirm the transactions contemplated hereby, including securing any necessary records of transfer and executing and delivering (or cause to be executed and delivered) all such agreements, instruments, certificates and other documents, and shall take (or cause to be taken) and do (or cause to be done) all things necessary, proper or advisable to consummate and make effective this Agreement.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto.

8. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

9. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

11. Severability. If any term, covenant or condition of this Agreement shall to any extent be deemed invalid or unenforceable, then the remainder of this Agreement, and the application of such term, covenant or condition, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, portable document format (.pdf) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Todd J. Meredith
Name:	Todd J. Meredith
Title:	President and Chief Executive Officer

HEALTHCARE REALTY HOLDINGS, L.P.

By:	Healthcare Realty Trust Incorporated
Its:	General Partner

By:	/s/ Todd J. Meredith
Name:	Todd J. Meredith
Title:	President and Chief Executive Officer

[Signature Page to Contribution and Assignment Agreement]